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                                                                     EXHIBIT (b)






                                     BYLAWS

                                       OF

                          CCM ADVISORS INVESTMENT TRUST

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                                TABLE OF CONTENTS


ARTICLE 1 Officers                                                             1

    SECTION 1.1. ENUMERATION                                                   1

    SECTION 1.2. QUALIFICATION                                                 1

    SECTION 1.3. ELECTION                                                      1

    SECTION 1.4. TERM OF OFFICE                                                1

    SECTION 1.5. POWERS                                                        1

    SECTION 1.6. TITLES AND DUTIES                                             2

          SECTION 1.6.1. CHAIRPERSON OF THE BOARD; PRESIDENT                   2

          SECTION 1.6.2. VICE PRESIDENT                                        2

          SECTION 1.6.3. TREASURER                                             2

          SECTION 1.6.4. ASSISTANT TREASURER                                   2

          SECTION 1.6.5. SECRETARY                                             2

          SECTION 1.6.6. ASSISTANT SECRETARY                                   2

          SECTION 1.6.7. TEMPORARY SECRETARY                                   3

    SECTION 1.7. RESIGNATION, RETIREMENT, AND REMOVAL                          3

    SECTION 1.8. VACANCIES                                                     3


ARTICLE 2 Transactions with Officers and Trustees                              3

    SECTION 2.1. PURCHASE AND REDEMPTION OF SHARES OF THE TRUST                3

    SECTION 2.2. PURCHASE AND SALE OF OTHER SECURITIES                         3


ARTICLE 3 Miscellaneous Provisions                                             4

    SECTION 3.1. FISCAL YEAR                                                   4

    SECTION 3.2. SEAL                                                          4

    SECTION 3.3. EXECUTION OF PAPERS                                           4

    SECTION 3.4. AMENDMENTS                                                    4

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                                     BYLAWS
                                       OF
                          CCM ADVISORS INVESTMENT TRUST


         These BYLAWS, made as of this day, May 31, 2001, shall be subject to the Declaration of Trust, as from time to time in effect, of the CCM Advisors Investment Trust (the "Trust"), a Delaware business trust established on May 31, 2001, by a declaration of trust (the "Declaration of Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control. Capitalized terms are used as defined in the Declaration of Trust, except as specifically defined herein.


                                   ARTICLE 1
                                    OFFICERS

         SECTION 1.1. ENUMERATION. The officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Trustees may also appoint such other officers, including a Chairperson of the Board, Assistant Treasurers, and/or Assistant Secretaries. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any two or more offices may be held by the same person except that the same person may not be both President and Vice President, and that a person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         SECTION 1.2. QUALIFICATION. The Chairperson of the Board, if there shall be one, shall be a Trustee and may, but need not be, a Shareholder. Any other officer may, but need not be, a Trustee or Shareholder.

         SECTION 1.3. ELECTION. The President, Treasurer, and Secretary shall be elected by the Trustees at the first meeting of the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any meeting of the Trustees or at any other time. The President, all Vice Presidents, the Treasurer, and the Secretary shall be elected at each annual meeting of the Trustees.

         SECTION 1.4. TERM OF OFFICE. The Chairperson of the Board, the President, the Treasurer, and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed, or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         SECTION 1.5. POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth herein and in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by such officer as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

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         SECTION 1.6. TITLES AND DUTIES.

               SECTION 1.6.1. CHAIRPERSON OF THE BOARD; PRESIDENT. Unless the Trustees otherwise provide, the Chairperson of the Board or, if there is no Chairperson or in the absence of the Chairperson, the President shall preside at all meetings of the Shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the Chief Executive Officer of the Trust. The Chairperson of the Board and the President shall each also perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

               SECTION 1.6.2. VICE PRESIDENT. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, or if there is more than one Vice President, the Vice Presidents in their order of election or in such other order as determined by the Trustees, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

               SECTION 1.6.3. TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust. The Treasurer shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

               SECTION 1.6.4. ASSISTANT TREASURER. In the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer, or if there is more than one, the Assistant Treasurers in their order of election or in such other order as determined by the Trustees, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

               SECTION 1.6.5. SECRETARY. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept for such purposes, which books or a copy thereof shall be kept at the principal office of the Trust or at such other place as designated by the Trustees. The Secretary shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

               SECTION 1.6.6. ASSISTANT SECRETARY. In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary, or if there is more than one, the Assistant Secretaries in their order of election or in such other order as determined by the


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Trustees, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

               SECTION 1.6.7. TEMPORARY SECRETARY. In the absence of the Secretary and all Assistant Secretaries from any meeting of the shareholders or Trustees, the Trustees may appoint a temporary secretary at such meeting, who shall perform the duties of the Secretary for the purposes of such meeting.

         SECTION 1.7. RESIGNATION, RETIREMENT, AND REMOVAL. Any officer may resign at any time by written instrument signed by him or her delivered to the Chairperson of the Board, President, or Secretary or delivered to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause by the vote or written consent of a majority of the Trustees then in office. To the extent that any officer or Trustee of the Trust receives compensation from the Trust and except as may otherwise be expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

         SECTION 1.8. VACANCIES. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of the Chairperson of the Board, the President, the Treasurer, or the Secretary may be filled by a majority of the Trustees then in office through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as in the capacity named therein. Other vacancies may be filled, if at all, by the Trustees at a meeting of the Trustees or at any other time.


                                    ARTICLE 2
                     TRANSACTIONS WITH OFFICERS AND TRUSTEES

         SECTION 2.1. PURCHASE AND REDEMPTION OF SHARES OF THE TRUST. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent, and the Trustees may accept subscriptions to purchase Shares or orders to redeem Shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

         SECTION 2.2. PURCHASE AND SALE OF OTHER SECURITIES. The Trust shall not purchase any securities (other than Shares) from, or sell any securities (other than Shares) to, any Trustee or officer of the Trust, or any director, trustee, officer, or partner of any firm which acts as investment adviser or principal underwriter for the Trust acting as principal, except to the extent


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permitted by the Investment Company Act of 1940 or the rules or regulations thereunder or by appropriate order or written advice of the Commission.


                                   ARTICLE 3
                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. FISCAL YEAR. The fiscal year of the Trust shall end on June 30, or such other date as fixed by resolution of the Trustees.

         SECTION 3.2. SEAL. No official seal of the Trust shall be required to execute any instruments on behalf of the Trust in accordance with Section 3.3.

         SECTION 3.3. EXECUTION OF PAPERS. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, Treasurer, any Assistant Treasurer, Secretary, or any Assistant Secretary, or any officer authorized to do so by the Trustees or any of the foregoing.

         SECTION 3.4. AMENDMENTS. Except as otherwise specifically provided herein or as required by the Investment Company Act of 1940 or other applicable law, these Bylaws may be amended or repealed, in whole or in part, by majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

The foregoing Bylaws were adopted by the Sole Trustee on May 31, 2001.


                                           /s/ Douglas D. Peabody
                                           -------------------------------
                                           By: Douglas D. Peabody, Trustee



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